Exhibit 99.1

Genesis Chief Financial Officer Explains Equity Position in Lotus Pharmaceuticals, Inc.

BOCA RATON, Fla., Oct 10, 2006 (PrimeZone Media Network via COMTEX) -- Genesis Technology Group, Inc. (GTEC)

(GTEC) has responded to inquiries by numerous shareholders about the Company’s equity position in S.E. Asia Trading Company, Inc. (SEAA) planned to be renamed Lotus Pharmaceuticals, Inc. in the future.

Chief Financial Officer Adam Wasserman stated: “Genesis Technology Group owns 6,736,896 shares of common stock in SEAA, which shall undergo a name change and stock symbol change in the future. For SEAA, the number of authorized shares for is 50 million, and the number issued, as of September 28, 2006, totals 41,280,000.”

Genesis will continue to provide consulting services under its general partnership agreement with SEAA’s operating entity, Lotus Pharmaceuticals, whereby Genesis may be entitled to fees, if certain goals are achieved.

About Genesis Technology Group, Inc.

Genesis Technology Group, Inc. is a business development firm that fosters bilateral commerce between Western and Chinese companies. The Company has offices in the United States and China. A majority owned subsidiary of Genesis, Genesis Equity Partners, LLC (“GEP”) assists Chinese and Western companies in formulating strategies to increase equity value, while targeting Western stock exchanges as a source of capital and shareholder support. The core strength of GEP management is creating a first rate plan to create investor awareness and bring in long-term individual and institutional investors. GEP should create liquidity in the stock and gain investor awareness by using tested channels of communications by cogently articulating the companies’ stories. GEP has built successful channels with expertise in screening and selecting Chinese companies that possess solid business histories and professional management, and North American public companies and shells that possess a shareholder base and a history of auditing and filing, as required by the U.S. Securities & Exchange Commission. Genesis announced in August 2006 that it became a member of the United States Chamber of Commerce to enhance its initiatives both in China and the U.S. For more information, visit http://www.Genesis-China.net.

About Lotus Pharmaceuticals, Inc.

Lotus Pharmaceuticals International, Inc., a wholly owned subsidiary of S.E. Asia Trading Company has agreements with Liang Fang Pharmaceutical, Ltd. (“Liang”) and En Zhe Jia Shi Pharmaceutical, Ltd. (“En Zhe”), two Chinese pharmaceutical companies located in Beijing, to manage all of their businesses and to control Liang and En Zhe. Liang and En Zhe form a large comprehensive enterprise, which deals in an integration of the production, trade, sales and marketing of pharmaceuticals. Together, they possess one of the most advanced pharmaceutical-production equipment used in China, workshops authenticated by the National GMP, a suite of various medicines produced by Liang and/or En Zhe (together, “Lotus East”), and a large number of high-tech personnel. Lotus East has business and office facilities of 2,000 square meters and a storehouse of 1,000 square meters. For more information, visit http://www.LotusEast.com.

Safe Harbor Statement

Certain statements set forth in this press release constitute “forward-looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company’s actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company’s ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company’s business and financial results is included in the Company’s filings, available via the United States Securities and Exchange Commission.

This news release was distributed by PrimeZone, www.primezone.com

SOURCE: Genesis Technology Group, Inc.

Genesis Technology Group, Inc.

(561) 988-9880

Fax: (561) 988-9890

info@Genesis-China.net